UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 25, 2005

ZILA, INC .

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17521	86-0619668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code     (602) 266-6700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

     On January 25, 2005, Zila, Inc.’s subsidiaries, Zila Nutraceuticals, Inc., Zila Biotechnology, Inc., Zila Pharmaceuticals, Inc., Zila Swab Technologies, Inc., and Oxycal Laboratories, Incorporated, entered into a Second Amendment to Credit and Security Agreement with Wells Fargo Business Credit, Inc. Zila, Inc. is a guarantor of any indebtedness under the Credit and Security Agreement, as amended. The amendment (i) changed the net worth covenants for the remainder of the fiscal year ended July 31, 2005, and (ii) increased the capital expenditures limit for the fiscal year ended July 31, 2005. There have been no borrowings under the Credit and Security Agreement. A copy of the Second Amendment to the Credit and Security Agreement is filed as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information set forth in Item 1.01 above and the Second Amendment to Credit and Security Agreement filed as Exhibit 10.1 hereto are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.
	10.1	Second Amendment to Credit and Security Agreement dated January 25, 2005 between Zila Nutraceuticals, Inc., Zila Biotechnology, Inc., Zila Pharmaceuticals, Inc., Zila Swab Technologies, Inc., Oxycal Laboratories, Incorporated and Wells Fargo Business Credit, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.

Dated: January 31, 2005	By:	/s/ Andrew A. Stevens

Andrew A. Stevens
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Second Amendment to Credit and Security Agreement dated January 25, 2005 between Zila Nutraceuticals, Inc., Zila Biotechnology, Inc., Zila Pharmaceuticals, Inc., Zila Swab Technologies, Inc., Oxycal Laboratories, Incorporated and Wells Fargo Business Credit, Inc.

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